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              [WILLIAMSON PETROLEUM CONSULTANTS, INC. LETTERHEAD]


                                                                    EXHIBIT 23.4


               CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.


As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the references to our firm and to our reserve report entitled "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Properties in Louisiana and Texas, Effective December 31, 1997, for Disclosure to the Securities and Exchange Commission, Williamson Project 7.8569" dated March 12, 1998 in the Transition Report on Form 10-K of Chesapeake Energy Corporation incorporated by reference into the Prospectus constituting part of the Registration on Form S-4 of Chesapeake Energy Corporation to be filed with the Securities and Exchange Commission on or about June 19, 1998.

                                      /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.
                                      ------------------------------------------
                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.




Houston, Texas
June 19, 1998